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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the inclusion in this Form F-4 Registration Statement of our report dated March 3, 2000 on our audit of the consolidated financial statements of FLAG Telecom Holdings Limited, and our report dated December 30, 1999 on our audits of the consolidated financial statements of FLAG Limited. We also consent to the references to our firm under the Caption "Experts".





Arthur Andersen
Hamilton, Bermuda
April 18, 2000